UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021 (November 17, 2021)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2021, Medifarm III, LLC (“Medifarm”), a wholly-owned subsidiary of Unrivaled Brands, Inc. (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with NuLeaf, Inc., a Nevada corporation (“NuLeaf”). Upon the terms and subject to the satisfaction of the conditions described in the Purchase Agreement, Medifarm will sell its fifty percent (50%) of the outstanding membership interests of each of NuLeaf Reno Production, LLC (“NuLeaf Reno”) and NuLeaf Sparks Cultivation, LLC (“NuLeaf Sparks”) to NuLeaf, which currently owns the remaining fifty percent (50%) of the membership interests of NuLeaf Reno and NuLeaf Sparks, for aggregate consideration of $6,500,000 in cash (the “Transaction”).

The Purchase Agreement contains customary representations, warranties and covenants, including covenants relating to obtaining requisite regulatory approvals, and indemnification provisions. The closing of the Transaction is subject to satisfaction or waiver of certain conditions including, among other things, (i) the accuracy of the representations and warranties, subject to certain materiality qualifications, (ii) compliance by the parties with their respective covenants, (iii) receipt of all regulatory approvals necessary to consummate the Transaction, (iv) the consummation of transactions contemplated by an Agreement and Plan of Merger among affiliates of NuLeaf and certain third parties, and (v) no law or order preventing the Transaction. The Purchase Agreement includes customary termination rights for Medifarm and NuLeaf.

As of the date of the Purchase Agreement and the date of this Current Report on Form 8-K, there are no material relationships between the Company or any of its affiliates and NuLeaf, other than in respect of the Purchase Agreement and the current ownership of NuLeaf Reno and NuLeaf Sparks.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2021 and other reports on file with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of November 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	Unrivaled Brands, Inc.

	By:	/s/ Francis Knuettel II
Francis Knuettel II
Chief Executive Officer

3